www.valaris.com	Press Release

Valaris Reports First Quarter 2024 Results

Hamilton, Bermuda, May 1, 2024… Valaris Limited (NYSE: VAL) ("Valaris" or the "Company") today reported first quarter 2024 results.

President and Chief Executive Officer Anton Dibowitz said, “I am very pleased with our start to 2024 as we delivered strong safety and operational performance during the first quarter as evidenced by fleetwide revenue efficiency of 97%. Our financial results also benefited from more operating days for our most recent drillship reactivation, VALARIS DS-8. In addition, we were awarded new contracts and extensions with associated contract backlog of more than $520 million, including a multi-year contract offshore Angola for VALARIS 144 at a leading-edge day rate for a benign environment jackup.”

Dibowitz added, “We remain laser-focused on securing work for the remaining available days across our fleet in 2024 and preparing VALARIS DS-7 for its expected contract startup in the second quarter. We have an industry-leading track record of executing reactivation projects and look forward to the completion of another successful startup."

Dibowitz concluded, “We continue executing our growth strategy by securing new contracts at significantly higher day rates and building our contract backlog, which has increased over each of the past six consecutive quarters. We see strong customer demand for work that is expected to commence in 2025 and 2026, highlighting the longevity of this upcycle. We are focused on securing attractive contracts that support our anticipated earnings and cash flow growth over the next few years and intend to return all future free cash flow to shareholders unless there is a better or more value accretive use for it.”

Financial and Operational Highlights

•Net income of $26 million, Adjusted EBITDA of $54 million and Adjusted EBITDAR of $84 million;
•Revenue efficiency of 97% during the quarter;
•Strong safety performance, including no Lost Time Incidents (LTI) during the quarter;
•Awarded new contracts and extensions with associated contract backlog of more than $520 million during the first quarter; and
•Increased total contract backlog to more than $4.0 billion as of April 30, 2024, representing the sixth consecutive quarter of backlog growth and a 43% increase from twelve months ago.

First Quarter Review

Net income decreased to $26 million from $829 million in the fourth quarter 2023. Net income included tax expense of $13 million compared to a tax benefit of $790 million in the fourth quarter. Adjusted EBITDA decreased to $54 million from $58 million in the fourth quarter primarily due to idle time for several jackups that were undergoing contract preparations and special periodic surveys in the first quarter, partially offset by more operating days for the floater fleet. Adjusted EBITDAR decreased to $84 million from $96 million in the fourth quarter.

Revenues increased to $525 million from $484 million in the fourth quarter 2023. Excluding reimbursable items, revenues increased to $491 million from $453 million in the fourth quarter primarily due to VALARIS DS-8, which commenced a contract in late December following its reactivation, and higher revenue efficiency across the floater fleet in the first quarter compared to the fourth quarter. This was partially offset by fewer operating days for the jackup fleet, with several rigs experiencing idle time for contract preparations and special periodic surveys prior to the start of their next contracts.

Contract drilling expense increased to $445 million from $402 million in the fourth quarter 2023. Excluding reimbursable items, contract drilling expense increased to $414 million from $374 million in the fourth quarter. The increase was primarily due to more operating days for the floater fleet and higher repair and maintenance expense.

Depreciation expense of $27 million was in line with the fourth quarter 2023. General and administrative expense increased to $27 million from $24 million in the fourth quarter 2023 primarily due to higher compensation costs and professional fees.

Other income increased to $9 million from $0 million in the fourth quarter 2023 primarily due to foreign currency exchange gains compared to losses in the prior quarter.

Tax expense of $13 million compared to a tax benefit of $790 million in the fourth quarter 2023 primarily due to an $800 million deferred tax benefit recognized in the fourth quarter 2023 related to a reduction in the valuation allowance on certain deferred tax assets.

Cash and cash equivalents and restricted cash decreased to $509 million as of March 31, 2024, from $636 million as of December 31, 2023. The decrease was primarily due to capital expenditures, partially offset by positive operating cash flow.

Capital expenditures of $151 million declined from $463 million in the fourth quarter 2023 due to the Company exercising options to take delivery of newbuild drillships VALARIS DS-13 and DS-14 for an aggregate purchase price of $337 million during the fourth quarter.

First Quarter Segment Review

Floaters

Floater revenues increased to $324 million from $263 million in the fourth quarter 2023. Excluding reimbursable items, revenues increased to $310 million from $247 million in the fourth quarter. The increase was primarily due to VALARIS DS-8, which commenced a contract in late December following its reactivation, and higher revenue efficiency across the floater fleet in the first quarter compared to the fourth quarter.

Contract drilling expense increased to $253 million from $226 million in the fourth quarter 2023. Excluding reimbursable items, contract drilling expense increased to $240 million from $211 million in the fourth quarter. The increase was primarily due to more operating days and higher costs associated with planned repairs and maintenance.

Jackups

Jackup revenues decreased to $152 million from $179 million in the fourth quarter 2023. Excluding reimbursable items, revenues decreased to $139 million from $170 million in the fourth quarter primarily due to fewer operating days, with several rigs experiencing idle time for contract preparations and special periodic surveys prior to the start of their next contracts.

Contract drilling expense increased to $134 million from $123 million in the fourth quarter 2023. Excluding reimbursable items, contract drilling expense increased to $122 million from $115 million in the fourth quarter primarily due to higher repair and maintenance expense associated with contract preparations and special periodic surveys.

ARO Drilling

Revenues increased to $138 million from $134 million in the fourth quarter 2023 primarily due to a full quarter of operations for newbuild jackup Kingdom 1, which commenced its maiden contract during the fourth quarter. This was partially offset by fewer operating days for the rest of the fleet due to more out of service days for planned maintenance in the first quarter compared to the fourth quarter. Contract drilling expense increased to $98 million from $88 million in the fourth quarter primarily due to higher bareboat charter expense for leased rigs and higher repair costs associated with planned maintenance in the first quarter.

Other

Revenues increased to $48 million from $41 million in the fourth quarter 2023 primarily due to higher revenues earned from bareboat charter agreements with ARO and higher revenues from two rigs that we manage on behalf of a customer in the U.S. Gulf of Mexico, which both commenced three-year contract extensions during the first quarter. Contract drilling expense increased to $22 million from $18 million in the fourth quarter.

		Three Months Ended
		(Unaudited)
	Floaters			Jackups			ARO (1)			Other			Reconciling Items (1)(2)		Consolidated Total
(in millions of $, except %)	Q1 2024	Q4 2023	Chg	Q1 2024	Q4 2023	Chg	Q1 2024	Q4 2023	Chg	Q1 2024	Q4 2023	Chg	Q1 2024	Q4 2023	Q1 2024	Q4 2023	Chg

Revenues	$324.4	$263.2	23%	$152.3	$179.3	(15)%	$138.3	$133.7	3%	$48.3	$41.3	17%	$(138.3)	$(133.7)	$525.0	$483.8	9%
Operating expenses
Contract drilling	253.4	226.0	(12)%	133.9	123.3	(9)%	98.3	88.0	(12)%	22.2	18.0	(23)%	(63.0)	(53.3)	444.8	402.0	(11)%
Depreciation	13.2	15.0	12%	10.4	11.2	7%	19.0	19.5	3%	1.3	1.2	(8)%	(17.1)	(19.4)	26.8	27.5	3%
General and admin.	—	—	—%	—	—	—%	5.8	6.3	8%	—	—	—%	20.7	18.0	26.5	24.3	(9)%
Equity in earnings of ARO	—	—	—%	—	—	—%	—	—	—%	—	—	—%	2.4	8.3	2.4	8.3	(71)%
Operating income	$57.8	$22.2	160%	$8.0	$44.8	(82)%	$15.2	$19.9	(24)%	$24.8	$22.1	12%	$(76.5)	$(70.7)	$29.3	$38.3	(23)%

Net income (loss)	$64.1	$24.3	164%	$8.8	$46.1	(81)%	$(1.6)	$10.3	nm	$24.8	$22.1	12%	$(70.6)	$725.7	$25.5	$828.5	(97)%

Adjusted EBITDA	$71.0	$37.2	91%	$18.4	$56.0	(67)%	$34.2	$39.4	(13)%	$26.1	$23.2	13%	$(96.0)	$(98.3)	$53.7	$57.5	(7)%
Adjusted EBITDAR	$101.3	$75.7	34%	$18.4	$56.0	(67)%	$34.2	$39.4	(13)%	$26.1	$23.2	13%	$(96.0)	$(98.3)	$84.0	$96.0	(13)%
(1) The full operating results included above for ARO are not included within our consolidated results and thus deducted under "Reconciling Items" and replaced with our equity in earnings of ARO.

(2) Our onshore support costs included within contract drilling expenses are not allocated to our operating segments for purposes of measuring segment operating income (loss) and as such, these costs are included in "Reconciling Items." Further, general and administrative expense and depreciation expense incurred by our corporate office are not allocated to our operating segments for purposes of measuring segment operating income (loss) and are included in "Reconciling Items."

As previously announced, Valaris will hold its first quarter 2024 earnings conference call at 9:00 a.m. CT (10:00 a.m. ET) on Thursday, May 2, 2024. An updated investor presentation will be available on the Valaris website after the call.

About Valaris Limited

Valaris Limited (NYSE: VAL) is the industry leader in offshore drilling services across all water depths and geographies. Operating a high-quality rig fleet of ultra-deepwater drillships, versatile semisubmersibles, and modern shallow-water jackups, Valaris has experience operating in nearly every major offshore basin. Valaris maintains an unwavering commitment to safety, operational excellence, and customer satisfaction, with a focus on technology and innovation. Valaris Limited is a Bermuda exempted company. To learn more, visit the Valaris website at www.valaris.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "likely," "plan," "project," "could," "may," "might," "should," "will" and similar words and specifically include statements regarding expected financial performance; expected utilization, day rates, revenues, operating expenses, cash flows, contract status, terms and duration, contract backlog, capital expenditures, insurance, financing and funding; the offshore drilling market, including supply and demand, customer drilling programs and the attainment of requisite permits for such programs, stacking of rigs, effects of new rigs on the market and effect of the volatility of commodity prices; expected work commitments, awards, contracts and letters of intent; scheduled delivery dates for rigs; performance of our joint ventures, including our joint venture with Saudi Aramco; timing of the delivery of the Saudi Aramco Rowan Offshore Drilling Company ("ARO") newbuild rigs and the timing of additional ARO newbuild orders; the availability, delivery, mobilization, contract commencement, availability, relocation or other movement of rigs and the timing thereof; rig reactivations; suitability of rigs for future contracts; divestitures of assets; general economic, market, business and industry conditions, including inflation and recessions, trends and outlook; general political conditions, including political tensions, conflicts and war; cybersecurity attacks and threats; impacts and effects of public health crises, pandemics and epidemics; future operations; ability to renew expiring contracts or obtain new contracts, including for VALARIS DS-13 and VALARIS DS-14; increasing regulatory complexity; targets, progress, plans and goals related to sustainability matters; the outcome of tax disputes; assessments and settlements; and expense management. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including cancellation, suspension, renegotiation or termination of drilling contracts and programs; our ability to obtain financing, service our debt, fund capital expenditures and pursue other business opportunities; adequacy of sources of liquidity for us and our customers; future share repurchases; actions by regulatory authorities, or other third parties; actions by our security holders; internal control risk; commodity price fluctuations and volatility, customer demand, loss of a significant customer or customer contract, downtime and other risks associated with offshore rig operations; adverse weather, including hurricanes; changes in worldwide rig supply, including as a result of reactivations and newbuilds; and demand, competition and technology; supply chain and logistics challenges; consumer preferences for alternative fuels and forecasts or expectations regarding the global energy transition; increased scrutiny of our sustainability targets, initiatives and reporting and our ability to achieve such targets or initiatives; changes in customer strategy; future levels of offshore drilling activity; governmental action, civil unrest and political and economic uncertainties, including recessions, volatility affecting the banking system and financial markets, inflation and adverse changes in the level of international trade activity; terrorism, piracy and military action; risks inherent to shipyard rig reactivation, upgrade, repair, maintenance or enhancement; our ability to enter into, and the terms of, future drilling contracts; suitability of rigs for future contracts; the cancellation of letters of intent or letters of award or any failure to execute definitive contracts following announcements of letters of intent, letters of award or other expected work commitments; the outcome of litigation, legal proceedings, investigations or other claims or contract disputes; governmental regulatory, legislative and permitting requirements affecting drilling operations; our ability to attract and retain skilled personnel on commercially reasonable terms; environmental or other liabilities, risks or losses; compliance with our debt agreements and debt restrictions that may limit our liquidity and flexibility; cybersecurity risks and threats; and changes in foreign currency exchange rates. In addition to the numerous factors described above, you should also carefully read and consider "Item 1A. Risk Factors" in Part I and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II of our most recent annual report on Form 10-K, which is available on the Securities and Exchange Commission's website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements, except as required by law.

Investor & Media Contacts:	Nick Georgas
Vice President - Treasurer and Investor Relations
+1-713-979-4632

Tim Richardson
Director - Investor Relations
+1-713-979-4619

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
OPERATING REVENUES	$525.0	$483.8	$455.1	$415.2	$430.1

OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	444.8	402.0	390.9	373.5	377.2
Depreciation	26.8	27.5	25.8	24.5	23.3
General and administrative	26.5	24.3	24.2	26.4	24.4
Total operating expenses	498.1	453.8	440.9	424.4	424.9
EQUITY IN EARNINGS (LOSSES) OF ARO	2.4	8.3	2.4	(0.7)	3.3
OPERATING INCOME (LOSS)	29.3	38.3	16.6	(9.9)	8.5

OTHER INCOME (EXPENSE)
Interest income	21.0	27.2	26.6	24.6	23.0
Interest expense, net	(17.7)	(21.7)	(19.4)	(16.7)	(11.1)
Other, net	5.8	(5.5)	3.9	(0.8)	0.6
	9.1	—	11.1	7.1	12.5

INCOME (LOSS) BEFORE INCOME TAXES	38.4	38.3	27.7	(2.8)	21.0

PROVISION (BENEFIT) FOR INCOME TAXES	12.9	(790.2)	10.7	24.5	(27.6)

NET INCOME (LOSS)	25.5	828.5	17.0	(27.3)	48.6

NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	6.7	(4.1)	(2.1)	(1.9)

NET INCOME (LOSS) ATTRIBUTABLE TO VALARIS	$25.5	$835.2	$12.9	$(29.4)	$46.7

EARNINGS (LOSS) PER SHARE
Basic	$0.35	$11.47	$0.18	$(0.39)	$0.62
Diluted	$0.35	$11.30	$0.17	$(0.39)	$0.61
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	72.4	72.8	73.7	74.8	75.2
Diluted	73.6	73.9	74.8	74.8	76.4

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	As of
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$494.1	$620.5	$1,041.1	$787.3	$822.5
Restricted cash	15.0	15.2	16.2	18.0	21.5
Accounts receivable, net	510.9	459.3	492.4	473.4	393.4
Other current assets	177.6	177.2	178.7	168.7	158.1
Total current assets	$1,197.6	$1,272.2	$1,728.4	$1,447.4	$1,395.5

PROPERTY AND EQUIPMENT, NET	1,732.3	1,633.8	1,159.9	1,073.7	1,015.5

LONG-TERM NOTES RECEIVABLE FROM ARO	289.3	282.3	275.2	268.0	261.0

INVESTMENT IN ARO	126.8	124.4	116.1	113.7	114.4

DEFERRED TAX ASSETS	854.8	855.1	53.8	48.5	50.5

OTHER ASSETS	153.6	154.4	151.5	137.1	114.3

	$4,354.4	$4,322.2	$3,484.9	$3,088.4	$2,951.2

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$394.2	$400.1	$376.4	$364.2	$324.1
Accrued liabilities and other	366.5	344.2	346.6	294.7	267.7
Total current liabilities	$760.7	$744.3	$723.0	$658.9	$591.8

LONG-TERM DEBT	1,080.1	1,079.3	1,079.4	681.9	542.8

DEFERRED TAX LIABILITIES	31.6	29.9	17.1	16.7	16.1

OTHER LIABILITIES	451.7	471.7	465.4	464.8	448.5

TOTAL LIABILITIES	2,324.1	2,325.2	2,284.9	1,822.3	1,599.2

TOTAL EQUITY	2,030.3	1,997.0	1,200.0	1,266.1	1,352.0

	$4,354.4	$4,322.2	$3,484.9	$3,088.4	$2,951.2

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
OPERATING ACTIVITIES
Net income (loss)	$25.5	$828.5	$17.0	$(27.3)	$48.6
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	26.8	27.5	25.8	24.5	23.3
Share-based compensation expense	8.0	7.8	6.8	7.0	5.7
Accretion of discount on notes receivable from ARO	(7.0)	(7.1)	(7.2)	(7.0)	(7.0)
Equity in losses (earnings) of ARO	(2.4)	(8.3)	(2.4)	0.7	(3.3)
Deferred income tax expense (benefit)	2.0	(788.7)	(4.8)	2.5	4.6
Loss (gain) on asset disposals	0.1	(0.7)	—	(27.8)	(0.1)
Loss on extinguishment of debt	—	—	—	29.2	—
Changes in contract liabilities	(7.0)	8.8	3.6	13.3	(20.8)
Changes in deferred costs	2.2	3.2	(22.4)	(7.4)	0.5
Other	1.8	0.6	2.7	2.1	0.4
Changes in other operating assets and liabilities	(21.3)	27.3	31.0	(37.3)	100.8
Contributions to pension plans and other post-retirement benefits	(2.4)	(2.2)	(1.9)	(1.6)	(1.0)
Net cash provided by (used in) operating activities	$26.3	$96.7	$48.2	$(29.1)	$151.7

INVESTING ACTIVITIES
Additions to property and equipment	$(151.3)	$(463.0)	$(105.8)	$(71.0)	$(56.3)
Net proceeds from disposition of assets	—	1.1	0.1	29.0	0.1
Net cash used in investing activities	$(151.3)	$(461.9)	$(105.7)	$(42.0)	$(56.2)

FINANCING ACTIVITIES
Payments for share repurchases	$(1.4)	$(51.2)	$(83.0)	$(64.4)	$—
Debt issuance costs	—	(1.9)	(5.7)	(31.0)	—
Payments for tax withholdings for share-based awards	—	(0.2)	(4.8)	(0.4)	—
Issuance of Second Lien Notes	—	—	403.0	700.0	—
Redemption of First Lien Notes	—	—	—	(571.8)	—
Other	(0.2)	(3.1)	—	—	—
Net cash provided by (used in) financing activities	$(1.6)	$(56.4)	$309.5	$32.4	$—

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$(126.6)	$(421.6)	$252.0	$(38.7)	$95.5
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	635.7	1,057.3	805.3	844.0	748.5
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$509.1	$635.7	$1,057.3	$805.3	$844.0

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
REVENUES
Floaters
Drillships	$249.6	$190.7	$168.2	$147.2	$138.9
Semisubmersibles	60.2	56.3	64.1	68.5	67.1
	$309.8	$247.0	$232.3	$215.7	$206.0
Reimbursable and Other Revenues (1)	14.6	16.2	11.0	11.7	8.8
Total Floaters	$324.4	$263.2	$243.3	$227.4	$214.8

Jackups (2)
HD Harsh Environment	$67.5	$76.6	$75.5	$54.1	$70.9
HD & SD Modern	56.9	79.0	68.8	67.9	70.4
SD Legacy	14.8	14.2	10.5	12.5	20.4
	$139.2	$169.8	$154.8	$134.5	$161.7
Reimbursable and Other Revenues (1)	13.1	9.5	11.1	10.1	8.1
Total Jackups	$152.3	$179.3	$165.9	$144.6	$169.8

Other
Leased and Managed Rigs	$42.1	$36.0	$40.1	$37.4	$39.1
Reimbursable and Other Revenues (1)	6.2	5.3	5.8	5.8	6.4
Total Other	$48.3	$41.3	$45.9	$43.2	$45.5

Total Operating Revenues	$525.0	$483.8	$455.1	$415.2	$430.1

Total Reimbursable and Other Revenues (1)	$33.9	$31.0	$27.9	$27.6	$23.3

Revenues Excluding Reimbursable and Other Revenues	$491.1	$452.8	$427.2	$387.6	$406.8

(1)Reimbursable and other revenues includes certain types of non-recurring reimbursable revenues, revenues earned during suspension periods and revenues attributable to amortization of contract intangibles.
(2)HD = Heavy Duty; SD = Standard Duty. Heavy duty jackups are well-suited for operations in tropical revolving storm areas.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
ADJUSTED EBITDA (1)
Floaters
Drillships	$55.6	$16.7	$2.8	$0.3	$12.2
Semisubmersibles	15.4	20.5	25.4	30.8	28.0
	$71.0	$37.2	$28.2	$31.1	$40.2

Jackups
HD Harsh Environment	$5.4	$21.1	$20.9	$6.1	$3.0
HD & SD Modern	8.6	30.1	20.4	11.6	9.4
SD Legacy	4.4	4.8	2.9	3.4	8.4
	$18.4	$56.0	$44.2	$21.1	$20.8

Total	$89.4	$93.2	$72.4	$52.2	$61.0

Other
Leased and Managed Rigs	$26.1	$23.2	$27.2	$24.9	$25.4

Total	$115.5	$116.4	$99.6	$77.1	$86.4

Support costs
General and administrative expense	$26.5	$24.3	$24.2	$26.4	$24.4
Onshore support costs	35.3	34.6	35.4	35.4	33.5
	$61.8	$58.9	$59.6	$61.8	$57.9

Total	$53.7	$57.5	$40.0	$15.3	$28.5

(1)Adjusted EBITDA is earnings before interest, tax, depreciation and amortization. Adjusted EBITDA for asset category also excludes onshore support costs and general and administrative expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
ADJUSTED EBITDAR (1)
Active Fleet (2)	$126.3	$137.5	$129.3	$104.5	$100.4
Leased and Managed Rigs	26.1	23.2	27.2	24.9	25.4
	$152.4	$160.7	$156.5	$129.4	$125.8

Stacked Fleet (3)	(6.6)	(5.8)	(6.0)	(8.2)	(13.1)
	$145.8	$154.9	$150.5	$121.2	$112.7

Support costs
General and administrative expense	$26.5	$24.3	$24.2	$26.4	$24.4
Onshore support costs	35.3	34.6	35.4	35.4	33.5
	$61.8	$58.9	$59.6	$61.8	$57.9

Total	$84.0	$96.0	$90.9	$59.4	$54.8

Reactivation costs (4)	$30.3	$38.5	$50.9	$44.1	$26.3

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet also excludes onshore support costs and general and administrative expense.
(2)Active fleet represents rigs that are not preservation stacked and includes rigs that are in the process of being reactivated.
(3)Stacked fleet represents the combined total of all preservation and stacking costs.
(4)Reactivation costs, all of which are attributed to Valaris' active fleet, are excluded from adjusted EBITDAR.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
ADJUSTED EBITDAR (1)
Floaters
Drillships	$85.9	$55.2	$53.7	$44.4	$38.2
Semisubmersibles	15.4	20.5	25.4	30.9	28.2
	$101.3	$75.7	$79.1	$75.3	$66.4

Jackups
HD Harsh Environment	$5.4	$21.1	$20.9	$6.1	$3.1
HD & SD Modern	8.6	30.1	20.4	11.5	9.4
SD Legacy	4.4	4.8	2.9	3.4	8.4
	$18.4	$56.0	$44.2	$21.0	$20.9

Total	$119.7	$131.7	$123.3	$96.3	$87.3

Other
Leased and Managed Rigs	$26.1	$23.2	$27.2	$24.9	$25.4

Total	$145.8	$154.9	$150.5	$121.2	$112.7

Support costs
General and administrative expense	$26.5	$24.3	$24.2	$26.4	$24.4
Onshore support costs	35.3	34.6	35.4	35.4	33.5
	$61.8	$58.9	$59.6	$61.8	$57.9

Total	$84.0	$96.0	$90.9	$59.4	$54.8

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for asset category also excludes onshore support costs and general and administrative expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	As of
	Apr 30, 2024	Feb 15, 2024	Nov 1, 2023	Aug 1, 2023	May 1, 2023
CONTRACT BACKLOG (1)
Floaters
Drillships	$2,223.9	$2,307.6	$1,726.5	$1,684.9	$1,499.0
Semisubmersibles	180.7	224.1	259.5	272.4	270.2
	$2,404.6	$2,531.7	$1,986.0	$1,957.3	$1,769.2
Jackups
HD Harsh Environment	$607.0	$646.8	$327.9	$307.4	$277.7
HD & SD Modern	449.1	347.1	406.8	366.8	317.7
SD Legacy	128.8	173.5	186.9	118.4	119.7
	$1,184.9	$1,167.4	$921.6	$792.6	$715.1

Total	$3,589.5	$3,699.1	$2,907.6	$2,749.9	$2,484.3

Other
Leased and Managed Rigs	$427.7	$222.3	$250.5	$291.4	$318.9

Total	$4,017.2	$3,921.4	$3,158.1	$3,041.3	$2,803.2

(1)Our contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. Contract drilling backlog includes drilling contracts subject to FID and drilling contracts which grant the customer termination rights if FID is not received with respect to projects for which the drilling rig is contracted. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
AVERAGE DAILY REVENUE (1)
Floaters
Drillships	$328,000	$307,000	$288,000	$253,000	$239,000
Semisubmersibles	261,000	229,000	257,000	252,000	259,000
	$312,000	$285,000	$279,000	$252,000	$245,000
Jackups
HD Harsh Environment	$123,000	$111,000	$116,000	$100,000	$126,000
HD & SD Modern	103,000	119,000	105,000	102,000	98,000
SD Legacy	81,000	79,000	83,000	81,000	76,000
	$108,000	$111,000	$108,000	$99,000	$104,000

Total	$197,000	$174,000	$171,000	$158,000	$154,000

Other
Leased and Managed Rigs	$45,000	$39,000	$44,000	$41,000	$44,000

Total	$153,000	$136,000	$134,000	$124,000	$124,000

(1)Average daily revenue is derived by dividing contract drilling revenues, adjusted to exclude certain types of non-recurring reimbursable revenues, revenues earned during suspension periods and revenues attributable to amortization of drilling contract intangibles, by the aggregate number of operating days.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
UTILIZATION - TOTAL FLEET (1)
Floaters
Drillships	64%	60%	58%	58%	59%
Semisubmersibles	51%	53%	54%	60%	57%
	61%	58%	57%	59%	58%
Jackups
HD Harsh Environment	55%	68%	64%	55%	57%
HD & SD Modern	44%	52%	51%	52%	57%
SD Legacy	100%	97%	69%	78%	99%
	53%	62%	58%	55%	62%

Total	56%	60%	57%	56%	60%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Total	64%	68%	65%	65%	68%

Pro Forma Jackups (2)	64%	69%	66%	65%	69%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the total fleet.

(2)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
UTILIZATION - ACTIVE FLEET (1) (2)
Floaters
Drillships	84%	68%	63%	71%	77%
Semisubmersibles	85%	89%	90%	100%	96%
	84%	72%	70%	78%	82%
Jackups
HD Harsh Environment	67%	83%	79%	67%	67%
HD & SD Modern	69%	80%	79%	81%	89%
SD Legacy	100%	97%	68%	78%	99%
	71%	83%	78%	74%	81%

Total	76%	79%	75%	76%	81%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Total	82%	84%	81%	82%	86%

Pro Forma Jackups (3)	80%	86%	83%	81%	85%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the active fleet.

(2)Active fleet represents rigs that are not preservation stacked and includes rigs that are in the process of being reactivated.

(3)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
AVAILABLE DAYS - TOTAL FLEET (1)
Floaters
Drillships	1,183	1,032	1,012	1,001	990
Semisubmersibles	455	460	460	455	450
	1,638	1,492	1,472	1,456	1,440
Jackups
HD Harsh Environment	1,001	1,012	1,012	990	990
HD & SD Modern	1,258	1,288	1,288	1,274	1,260
SD Legacy	182	184	184	199	270
	2,441	2,484	2,484	2,463	2,520

Total	4,079	3,976	3,956	3,919	3,960

Other
Leased and Managed Rigs	926	920	920	910	900

Total	5,005	4,896	4,876	4,829	4,860

(1)Represents the maximum number of days available in the period for the total fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
AVAILABLE DAYS - ACTIVE FLEET (1)
Floaters
Drillships	910	920	920	819	751
Semisubmersibles	273	276	276	273	270
	1,183	1,196	1,196	1,092	1,021
Jackups
HD Harsh Environment	819	828	828	808	841
HD & SD Modern	803	828	828	819	810
SD Legacy	182	184	184	199	270
	1,804	1,840	1,840	1,826	1,921

Total	2,987	3,036	3,036	2,918	2,942

Other
Leased and Managed Rigs	926	920	920	910	900

Total	3,913	3,956	3,956	3,828	3,842

(1)Represents the maximum number of days available in the period for the active fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, for active rigs only. Active rigs are defined as rigs that are not preservation stacked.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
OPERATING DAYS (1)
Floaters
Drillships	761	622	584	583	581
Semisubmersibles	231	245	249	272	258
	992	867	833	855	839
Jackups
HD Harsh Environment	549	691	652	540	564
HD & SD Modern	555	665	654	663	718
SD Legacy	182	178	126	155	268
	1,286	1,534	1,432	1,358	1,550

Total	2,278	2,401	2,265	2,213	2,389

Other
Leased and Managed Rigs	926	920	920	910	900

Total	3,204	3,321	3,185	3,123	3,289

(1)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with early contract terminations, compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
REVENUE EFFICIENCY (1)
Floaters
Drillships	94%	88%	89%	95%	97%
Semisubmersibles	99%	94%	93%	100%	100%
	95%	90%	90%	96%	98%
Jackups
HD Harsh Environment	100%	99%	99%	99%	100%
HD & SD Modern	99%	97%	97%	98%	100%
SD Legacy	100%	97%	99%	100%	99%
	99%	98%	98%	99%	100%

Total	97%	93%	94%	97%	99%

(1)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	As of
NUMBER OF RIGS	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Active Fleet (1)
Floaters
Drillships	10	10	10	9	9
Semisubmersibles	3	3	3	3	3
	13	13	13	12	12
Jackups
HD Harsh Environment	9	9	9	9	9
HD & SD Modern	8	9	9	9	9
SD Legacy	2	2	2	2	3
	19	20	20	20	21

Total Active Fleet	32	33	33	32	33

Stacked Fleet
Floaters
Drillships	3	3	1	2	2
Semisubmersibles	2	2	2	2	2
	5	5	3	4	4
Jackups
HD Harsh Environment	2	2	2	2	2
HD & SD Modern	5	5	5	5	5
	7	7	7	7	7

Total Stacked Fleet	12	12	10	11	11

Leased Rigs (2)
Jackups
HD Harsh Environment	1	1	1	1	1
HD & SD Modern	8	7	7	7	7
Total Leased Rigs	9	8	8	8	8

Total	53	53	51	51	52

Managed Rigs (2)	2	2	2	2	2

(1)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.
(2)Leased rigs and managed rigs included in Other reporting segment.

ARO DRILLING
CONDENSED BALANCE SHEET INFORMATION
(In millions)
(Unaudited)

	As of
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Cash	$69.5	$92.9	$110.3	$100.6	$101.2
Other current assets	198.3	184.0	191.2	188.3	189.3
Non-current assets	1,094.2	1,081.0	915.3	879.6	830.2
Total assets	$1,362.0	$1,357.9	$1,216.8	$1,168.5	$1,120.7

Current liabilities	$135.0	$136.0	$173.6	$122.6	$68.5
Non-current liabilities	1,057.6	1,056.8	886.2	887.5	887.4
Total liabilities	$1,192.6	$1,192.8	$1,059.8	$1,010.1	$955.9

Shareholders' equity	$169.4	$165.1	$157.0	$158.4	$164.8

Total liabilities and shareholders' equity	$1,362.0	$1,357.9	$1,216.8	$1,168.5	$1,120.7

ARO DRILLING
CONDENSED INCOME STATEMENT INFORMATION
(In millions)
(Unaudited)

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Revenues	$138.3	$133.7	$121.5	$117.8	$123.6
Operating expenses
Contract drilling (exclusive of depreciation)	98.3	88.0	92.0	95.0	90.9
Depreciation	19.0	19.5	15.8	15.6	15.0
General and administrative	5.8	6.3	5.6	5.7	4.6
Operating income	$15.2	$19.9	$8.1	$1.5	$13.1
Other expense, net	13.1	3.6	9.0	8.8	10.4
Provision for income taxes	3.7	6.0	0.4	—	1.9
Net income (loss)	$(1.6)	$10.3	$(1.3)	$(7.3)	$0.8

EBITDA	$34.2	$39.4	$23.9	$17.1	$28.1

ARO Drilling condensed balance sheet and income statement information presented above represents 100% of ARO. Valaris has a 50% ownership interest in ARO.

ARO DRILLING
OPERATING STATISTICS
(Unaudited)

	As of
(In millions)	Apr 30, 2024	Feb 15, 2024	Nov 1, 2023	Aug 1, 2023	May 1, 2023
CONTRACT BACKLOG (1)
Owned Rigs	$1,398.9	$1,475.4	$1,547.0	$686.3	$747.7
Leased Rigs	583.3	662.7	743.7	815.0	884.7
Total	$1,982.2	$2,138.1	$2,290.7	$1,501.3	$1,632.4

(1)Contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
AVERAGE DAILY REVENUE (1)
Owned Rigs	$105,000	$100,000	$91,000	$90,000	$99,000
Leased Rigs (2)	99,000	97,000	98,000	98,000	98,000
Total	$102,000	$98,000	$95,000	$95,000	$98,000

UTILIZATION (3)
Owned Rigs	91%	96%	91%	83%	91%
Leased Rigs (2)	93%	94%	95%	98%	95%
Total	92%	95%	93%	91%	93%

REVENUE EFFICIENCY (4)
Owned Rigs	98%	94%	99%	95%	98%
Leased Rigs (2)	99%	98%	97%	99%	95%
Total	98%	96%	98%	97%	96%

NUMBER OF RIGS (AT QUARTER END) (5)
Owned Rigs	8	8	7	7	7
Leased Rigs (2)	9	8	8	8	8
Total	17	16	15	15	15

AVAILABLE DAYS (6)
Owned Rigs	728	695	644	637	630
Leased Rigs (2)	744	736	736	728	720
Total	1,472	1,431	1,380	1,365	1,350

OPERATING DAYS (7)
Owned Rigs	664	668	585	532	575
Leased Rigs (2)	692	691	697	713	683
Total	1,356	1,359	1,282	1,245	1,258

(1)Average daily revenue is derived by dividing contract drilling revenues, adjusted to exclude certain types of non-recurring reimbursable revenues, revenues earned during suspension periods and revenues attributable to amortization of drilling contract intangibles, by the aggregate number of operating days.
(2)All ARO leased rigs are leased from Valaris.
(3)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the rig fleet.
(4)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.
(5)Rig count for owned rigs as of March 31, 2024 excludes a rig under construction, which is expected to be delivered in the second quarter of 2024.
(6)Represents the maximum number of days available in the period for the rig fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.
(7)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with early contract terminations, compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

Non-GAAP Financial Measures (Unaudited)
To supplement Valaris’ condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with Adjusted EBITDA and Adjusted EBITDAR, which are non-GAAP measures.

Valaris defines "Adjusted EBITDA" as net income (loss) before income tax expense, interest expense, other (income) expense, depreciation expense, amortization, loss on impairment and equity in (earnings) losses of ARO. Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of our core operating performance and to evaluate our long-term financial performance against that of our peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance and makes it easier to compare our results with those of other companies within our industry. Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

Valaris defines "Adjusted EBITDAR" as Adjusted EBITDA before reactivation costs. Adjusted EBITDAR is a non-GAAP measure that our management uses to assess the performance of our fleet excluding one-time rig reactivation costs. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance. Adjusted EBITDAR should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDAR may not be comparable to other similarly titled measures reported by other companies.

Valaris defines ARO "EBITDA" as net income before income tax expense, other expense, net and depreciation expense. EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of ARO's core operating performance and to evaluate ARO's long-term financial performance against that of ARO's peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of ARO's core operating performance and makes it easier to compare ARO's results with those of other companies within ARO's industry. EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures reported by other companies.

The Company is not able to provide a reconciliation of the Company's forward-looking Adjusted EBITDA, as discussed on its first quarter 2024 earnings conference call, to the most directly comparable GAAP measure without unreasonable effort because of the inherent difficulty in forecasting and quantifying certain amounts necessary for such a reconciliation, including forward-looking tax expense and other income (expense).

Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reconciliation of Net Income (Loss) to Adjusted EBITDA
A reconciliation of net income as reported to Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023

VALARIS
Net income	$25.5	$828.5
Add (subtract):
Income tax expense (benefit)	12.9	(790.2)
Interest expense	17.7	21.7
Other income	(26.8)	(21.7)
Operating income	$29.3	$38.3
Add (subtract):
Depreciation expense	26.8	27.5
Equity in earnings of ARO	(2.4)	(8.3)
Adjusted EBITDA	$53.7	$57.5

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023

ARO
Net income (loss)	$(1.6)	$10.3
Add:
Income tax expense	3.7	6.0
Other expense, net	13.1	3.6
Operating income	$15.2	$19.9
Add:
Depreciation expense	19.0	19.5
EBITDA	$34.2	$39.4

Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDAR

(In millions)	Three Months Ended
	Mar 31, 2024	Dec 31, 2023
FLOATERS
Net income	$64.1	$24.3
Subtract:
Other income	(6.3)	(2.1)
Operating income	$57.8	$22.2
Add:
Depreciation	13.2	15.0
Adjusted EBITDA (1)	$71.0	$37.2
Add:
Reactivation costs	30.3	38.5
Adjusted EBITDAR (1)	$101.3	$75.7

JACKUPS
Net income	$8.8	$46.1
Subtract:
Other income	(0.8)	(1.3)
Operating income	$8.0	$44.8
Add:
Depreciation	10.4	11.2
Adjusted EBITDA (1)	$18.4	$56.0
Adjusted EBITDAR (1)	$18.4	$56.0

OTHER
Net income	$24.8	$22.1
Operating income	$24.8	$22.1
Add (subtract):
Depreciation	1.3	1.2
Other costs	—	(0.1)
Adjusted EBITDA (1)	$26.1	$23.2
Adjusted EBITDAR (1)	$26.1	$23.2

Reconciliation of Net Income (Loss) to Adjusted EBITDAR

(In millions)	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
ACTIVE FLEET (1)
Net income	$80.8	$78.7	$57.5	$68.2	$55.4
Subtract:
Other income	(7.0)	(3.3)	(1.0)	(27.4)	—
Operating income	$73.8	$75.4	$56.5	$40.8	$55.4
Add (subtract):
Reactivation costs	30.3	38.5	50.9	44.1	26.3
Depreciation	22.2	23.5	21.9	19.6	18.9
Support and other costs	—	0.1	—	—	(0.2)
Adjusted EBITDAR (2)	$126.3	$137.5	$129.3	$104.5	$100.4

LEASED AND MANAGED RIGS
Net income	$24.8	$22.1	$25.8	$23.8	$24.0
Operating income	$24.8	$22.1	$25.8	$23.8	$24.0
Add (subtract):
Depreciation	1.3	1.2	1.3	1.2	1.3
Support and other costs	—	(0.1)	0.1	(0.1)	0.1
Adjusted EBITDAR (2)	$26.1	$23.2	$27.2	$24.9	$25.4

STACKED FLEET
Net loss	$(7.9)	$(8.3)	$(8.6)	$(11.7)	$(15.8)
Subtract:
Other income	(0.1)	(0.1)	—	—	(0.5)
Operating loss	$(8.0)	$(8.4)	$(8.6)	$(11.7)	$(16.3)
Add (subtract):
Depreciation	1.4	2.7	2.5	3.6	3.2
Support and other costs	—	(0.1)	0.1	(0.1)	—
Adjusted EBITDAR (2)	$(6.6)	$(5.8)	$(6.0)	$(8.2)	$(13.1)

TOTAL FLEET
Net income	$97.7	$92.5	$74.7	$80.3	$63.6
Subtract:
Other income	(7.1)	(3.4)	(1.0)	(27.4)	(0.5)
Operating income	$90.6	$89.1	$73.7	$52.9	$63.1
Add (subtract):
Reactivation costs	30.3	38.5	50.9	44.1	26.3
Depreciation	24.9	27.4	25.7	24.4	23.4
Support and other costs	—	(0.1)	0.2	(0.2)	(0.1)
Adjusted EBITDAR (2)	$145.8	$154.9	$150.5	$121.2	$112.7

(1)Active fleet represents rigs that are not preservation stacked and includes rigs that are in the process of being reactivated.
(2)Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet excludes onshore support costs and general and administrative expense.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
DRILLSHIPS
Net income (loss)	$49.4	$4.7	$(9.9)	$(12.0)	$0.4
Subtract:
Other income	(6.2)	(2.0)	(0.6)	(0.4)	(0.3)
Operating income (loss)	43.2	2.7	(10.5)	(12.4)	0.1
Add (subtract):
Depreciation	12.4	14.0	13.2	12.8	12.2
Other	—	—	0.1	(0.1)	(0.1)
Adjusted EBITDA (1)	$55.6	$16.7	$2.8	$0.3	$12.2

SEMISUBMERSIBLES
Net income	$14.7	$19.6	$24.4	$29.9	$27.1
Add (subtract):
Other (income) expense	(0.1)	(0.1)	—	0.1	—
Operating income	14.6	19.5	24.4	30.0	27.1
Add:
Depreciation	0.8	1.0	1.0	0.8	0.9
Adjusted EBITDA (1)	$15.4	$20.5	$25.4	$30.8	$28.0

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
HD Harsh Environment
Net income (loss)	$0.4	$15.4	$15.4	$0.4	$(2.5)
Subtract:
Other income	(0.3)	(0.1)	(0.2)	—	(0.1)
Operating income (loss)	0.1	15.3	15.2	0.4	(2.6)
Add (subtract):
Depreciation	5.3	5.8	5.7	5.7	5.8
Other	—	—	—	—	(0.2)
Adjusted EBITDA (1)	$5.4	$21.1	$20.9	$6.1	$3.0

HD & SD MODERN JACKUPS
Net income	$6.4	$28.2	$17.7	$8.9	$7.2
Subtract:
Other income	(0.6)	(1.2)	(0.2)	(0.1)	(0.1)
Operating income	5.8	27.0	17.5	8.8	7.1
Add (subtract):
Depreciation	2.8	3.0	2.9	2.9	2.4
Other	—	0.1	—	(0.1)	(0.1)
Adjusted EBITDA (1)	$8.6	$30.1	$20.4	$11.6	$9.4

SD LEGACY JACKUPS
Net income	$2.0	$2.5	$1.3	$29.8	$7.4
Add (subtract):
Other (income) expense	0.1	—	—	(27.5)	—
Operating income	2.1	2.5	1.3	2.3	7.4
Add (subtract):
Depreciation	2.3	2.4	1.6	1.0	0.9
Other	—	(0.1)	—	0.1	0.1
Adjusted EBITDA (1)	$4.4	$4.8	$2.9	$3.4	$8.4

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.